UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2006 (November 30, 2006)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On November 30, 2006, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a leasehold interest in an office building located in Atlanta, Georgia (“Resurgens Plaza”) through Behringer Harvard 945 East Paces Ferry Road, LLC (“BH 945 East Paces Ferry Road”), a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership.  Resurgens Plaza consists of a 27-story building containing approximately 400,000 rentable square feet located on approximately 1.69 acres, subject to a ground lease that expires in 2045.  The building contains 17 stories of office space located above a 10-story parking deck.  The total purchase price for Resurgens Plaza, exclusive of closing costs and initial escrows, was approximately $107.8 million.  BH 945 East Paces Ferry Road borrowed $82 million under a loan agreement (the “Resurgens Plaza Loan Agreement”) with KeyBank National Association (the “Resurgens Plaza Lender”) to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.  For a description of the Resurgens Plaza Loan Agreement, see Item 2.03 below.  The purchase and sale agreement and amendments, relating to our acquisition of Resurgens Plaza, have been filed as Exhibit 10.1, 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated into this Item 2.01 disclosure by reference.

The purchase price for the transaction was determined through negotiations between North Atlanta Realty Acquisition Company, Inc. (the “Seller”) and Behringer Advisors LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.  In evaluating Resurgens Plaza as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Resurgens Plaza’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our advisor believes that Resurgens Plaza is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.  We do not intend to make significant repairs or improvements to Resurgens Plaza over the next few years.

Resurgens Plaza is approximately 90% leased and includes the following major tenants:  RSUI Indemnity Company, Fisher& Phillips LLP, and Epstein Becker & Green, P.C.

RSUI Indemnity Company, an underwriter of wholesale specialty insurance, currently leases approximately 114,000 square feet of Resurgens Plaza for a current annual rent of approximately $3.1 million under a lease that expires in June 2020 with two five-year renewal options available.  RSUI Indemnity Company intends to expand their overall square footage to approximately 133,000 in 2007, with no increase in the annual rent for the first 12 months.

Fisher & Phillips LLP, a law firm that concentrates its practice on representation of employers in labor in employment matters, leases approximately 71,000 square feet of Resurgens Plaza for annual rent of approximately $2.1 million under a lease that expires in December 2010 with a seven-year renewal option available.

Epstein Becker & Green, P.C., a general practice law firm, leases approximately 59,000 square feet of Resurgens Plaza for annual rent of approximately $1.5 million under a lease that expires in October 2014 with a five-year renewal option available.

HPT Management Services LP (the “Resurgens Plaza Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Resurgens Plaza.  Among other things, the Resurgens Plaza Property Manager has the authority to negotiate and enter into leases of Resurgens Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Resurgens Plaza Property Manager has subcontracted certain of its on-site management services to Trammell Crow Company.

As compensation for its services, the Resurgens Plaza Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and the following compensation:

1.                                       A property management fee equal to 3% of the monthly gross revenues from Resurgens Plaza.

2.                                       An annual asset management fee equal to 0.6% of the asset value.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

BH 945 East Paces Ferry Road entered into the Resurgens Plaza Loan Agreement on November 30, 2006.  The interest rate for the loan is fixed at 5.475% per annum until December 31, 2009, 5.565% per annum from January 1, 2010 through December 31, 2012, and 5.665% per annum from January 1, 2013 and thereafter until payment in full of the loan.  Initial monthly payments of interest only are required through December 2011, with monthly principal and interest payments of approximately $469,000 required beginning January 2012 through December 2012 and a constant monthly payment of principal and interest (calculated based on the then outstanding principal balance) beginning January 2013 and continuing to the maturity date, December 1, 2016.  Prepayment, in whole (but not in part), is permitted on or after the third monthly payment date prior to the maturity date, provided that at least 30 days prior written notice is given.  The Resurgens Plaza Loan Agreement, the related Promissory Note, Fee and Leasehold Deed and Assignment of Leases and Rents have been filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the debt under the Resurgens Plaza Loan Agreement in the event that, among other things, (i) BH 945 East Paces Ferry Road files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrower under the Resurgens Plaza Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH 945 East Paces Ferry Road or any of its affiliates.  Further, in certain circumstances, we are obligated to guarantee payment of lender losses based on certain prohibited acts or circumstances.  Our Guaranty Agreement has been filed as Exhibit 10.6 to this Form 8-K and is incorporated in this Item 2.03 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before February 15, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: December 6, 2006	By:	/s/ Gary Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Sale, Purchase and Escrow Agreement between North Atlanta Realty Acquisition Company, Inc. and Harvard Property Trust, LLC

10.2	Loan Agreement between Keybank National Association and Behringer Harvard 945 East Paces Ferry Road, LLC

10.3	Promissory Note made between Keybank National Association and Behringer Harvard 945 East Paces Ferry Road, LLC

10.4	Fee and Leasehold Deed to Secure Debt and Security Agreement by Behringer Harvard 945 East Paces Ferry Road, LLC, as borrower for the benefit of Keybank National Association

10.5	Assignment of Leases and Rents by Behringer Harvard 945 East Paces Ferry Road, LLC, as borrower to Keybank National Association

10.6	Guaranty Agreement made by Behringer Harvard 945 East Paces Ferry Road, LLC and Behringer Harvard REIT I, Inc., in favor of Keybank National Association

10.7	Reinstatement of and First Amendment to Sale, Purchase and Escrow Agreement between North Atlanta Realty Acquisition Company, Inc. and Harvard Property Trust, LLC

10.8	Reinstatement of and Second Amendment to Sale, Purchase and Escrow Agreement between North Atlanta Realty Acquisition Company, Inc. and Harvard Property Trust, LLC